Exhibit 10.33

AMENDMENT AGREEMENT

This amendment agreement (the “Agreement”) is entered into this 1st day of June, 2009 by and among CareView Communications, Inc., a Nevada corporation (the “Company”) and the buyers of certain 6% Promissory Notes (the “Notes”) issued by the Company in the amount of $1,500,000 which are due on June 1, 2009 (the “Buyers”).

WHEREAS, both the Company and the Buyers desire to amend the terms of the Notes,

NOW, THEREFORE, the Company and the Buyers agree as follows:

1.0 Maturity Date. The current Maturity Date in the Notes is June 1, 2009. The Company may amend the Maturity Date to January 15, 2010 by issuance of the warrants described below in Section 2.0.

2.0 Warrants. Should the Company choose to amend the Maturity Date to January 15, 2010, it will issue to the Buyers, in proportion to their ownership of the Notes, new Common Stock Purchase Warrants in the exact form as those previously issued that aggregate 3,375,000 shares of Common Stock of the Company. Such Common Stock Purchase Warrants represent all of the compensation to the Buyers for such amendment of the Maturity Date.

3.0 All Other Terms and Documents. All of the documents related to the Notes and the related terms therein will remain unchanged and valid, with the exception of the amendments detailed in Sections 1.0 and 2.0.

IN WITNESS WHEREOF, the Company and the Buyers have executed this Agreement effective as of the date first written above.

CAREVIEW COMMUNICATIONS, INC.

/s/ Steve Johnson
By: Steve Johnson
Its: President

CRAMER GRANDCHILDREN LLC	PATRICIA LIEBERMAN

/s/ Gerald Cramer	/s/ Patricia Lieberman
By: Gerald Cramer	By: Patricia Lieberman
Its:	an Individual

JAY LANGNER	GERALD B. CRAMER REVOCABLE TRUST

/s/ Jay Langer	/s/ Gerald Cramer
By: Jay Langner	By: Gerald Cramer
an Individual	Its:

WOW ASSOCIATES, LP	FOURTH GENERATION PRIVATE EQUITY

/s/ Edward J. Rosenthal	/s/ Richard D. Segal
By: Edward J. Rosenthal	By: Richard D. Segal
Its:	Its:

NICK SEGAL	Debra J. Segal Trust

/s/ Nick Segal	/s/ Richard D. Segal
By: Nick Segal	By: Richard D. Segal
an Individual	Its:

SPENCER FOREMAN	TRUST UW EDNA ROSENTAL F/B/O EDWARD J. ROSENTHAL

/s/ Spencer Foreman	/s/ Edward J. Rosenthal
By: Spencer Foreman	By: EDWARD J. ROSENTHAL
an Individual	Its: